UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6533 Octave Avenue Las Vegas, Nevada	89139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  1-888-455-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

(a)           Common stock sold pursuant to a Private Placement

On June 8, 2011 the Board of Directors closed RYU’s current common stock private placement financing to additional subscriptions (“Offering”).  From April 1, 2011 through June 8, 2011, RYU issued 5,937,000 shares of common stock to 24 accredited or sophisticated investors for proceeds of $593,700 pursuant to the Offering.

The shares of common stock sold in the Offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (“Act”), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

(b)           Common stock issued as payment to vendors for services in lieu of cash

On April 26, 2011, RYU issued an aggregate of 650,000 shares of common stock to seven vendors as payment for services valued at $65,000 in lieu of cash.  The vendors qualified as accredited or sophisticated investors. The shares of common stock were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On June 7, 2011, RYU issued an aggregate of 460,000 shares of common stock to six vendors as payment for services valued at $46,000 in lieu of cash.  The vendors qualified as accredited or sophisticated investors. The shares of common stock were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)           Appointment of Christopher Martens as Chief Executive Officer

On June 7, 2011, the Board of Directors appointed Christopher Martens as RYU’s Chief Executive Officer.

Mr. Martens, age 45, is currently, and has been a founder and principal of Exit 21 Consulting LLC since September 2009. Mr. Martens brings a rich history in the sporting apparel industry to RYU.  Prior to Exit 21, Mr. Martens served as General Manager and Merchandise Director at Nike Inc. He also served as the Global Director of Apparel for the 2008 Beijing Olympics Nike, Inc., Divisional Merchandise Manager for Global Nike ACG and Global Nike Outerwear, Nike, Inc. Prior to this, Mr. Martens has 11 years of retail experience at Eastern Mountain Sports.

Christopher Martens is recognized within the industry for successfully capitalizing on new opportunities and reigniting mature businesses with dramatic results. One of his key strengths is his ability to identify global trends. Mr. Martens aims to create product and brand strategies in an effort to maximize profits as well as enhance brand appeal.

(b)           Resignation of Kristian Andresen as Chief Executive Officer

In connection with Mr. Marten’s appointment as Chief Executive Officer of RYU (see above), Kristian Andresen resigned from such role.  Mr. Andresen remains RYU’s Corporate Secretary, as well as a member and Chairman of our Board of Directors.

(c)           Appointment of Erick Siffert as Chief Operating Officer

On June 7, 2011, the Board of Directors appointed Erick Siffert as RYU’s Chief Operating Officer.

Mr. Siffert, age 45, is currently, and has been a founder and principal of Exit 21 Consulting LLC since September 2009.  Prior to this, Mr. Siffert served as Director of Product Operations at lululemon athletica where he devised and implemented protocols and business practices in the areas of sourcing and product development for an internationally recognized company. His vision, dedication, and drive was an integral part of the success story that has become lululemon.

Mr. Siffert also served for over 19 years at Nike Inc. where he developed global sourcing strategies for the Nike Outdoor and Global All Conditions Gear divisions. Under his guidance and by executing his strategies and innovations, he streamlined sources and processes helping Nike Outdoor product realizing some of the greatest results the brand had ever seen in terms of profit, growth, and branding. Mr. Siffert also managed the Nike European Liaison Office and was instrumental in helping open and expand sourcing throughout Europe with great success.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	June 10, 2011

By:	/s/ Kristian Andresen
Kristian Andresen
Corporate Secretary